Exhibit 23.2

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

February 24, 2016

Board of Directors of Antero Resources Corporation

1615 Wynkoop Street

Denver, Colorado 80202

Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-195879 and 333-202506), the Registration Statement on Form S-4 (File No. 333-208639) and the Registration Statement on Form S-8 (File No. 333-191693) of Antero Resources Corporation (the “Company”) of information taken from our report dated January 19, 2016 with respect to the Company’s estimated proved reserves as of December 31, 2015.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716